INDEX TO FINANCIAL STATEMENTS
                                                                            Page

Report of Independent Auditor................................................F-2

Balance Sheet................................................................F-3

Statement of Operations......................................................F-4

Statement of Stockholders' Equity............................................F-5

Statement of Cash Flows......................................................F-6

Notes to Financial Statements................................................F-7

                          REPORT OF INDEPENDENT AUDITOR


TO:  The Board of Directors and Stockholders
         InterBet, Inc.
         Walnut Creek, California


We have audited the accompanying balance sheet of InterBet, Inc., a development stage enterprise, (the "Company") as of April 30, 1997 and the related statements of operations, stockholders' equity and cash flows for the period since inception then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 1997 and the results of its operations and its cash flows for the period since inception then ended in conformity with generally accepted accounting principles.


                                               /s/ Durland & Company, CPAs, P.A.
                                               Durland & Company, CPAs, P.A.



Palm Beach, Florida
May 20, 1997

                                 InterBet, Inc.
                        (A development stage enterprise)
                                  Balance Sheet
                                    April 30,
                                                                 1997
                                                        ------------------------
                          ASSETS
CURRENT ASSETS
   Cash                                            $                      3,660
   Note payable proceeds receivable                                     130,900
                                                        ------------------------
     Total Current Assets                                               134,560
                                                        ------------------------
OTHER ASSETS
   None

Total Assets                                      $                     134,560
                                                        ========================

           LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   None                                           $                           0
                                                        ------------------------
     Total Current Liabilities                                                0
                                                        ------------------------
LONG-TERM LIABILITIES
   Notes payable (note 1b)                                              140,000
                                                        ------------------------
     Total Long-Term Liabilities                                        140,000
                                                        ------------------------
     Total Liabilities                                                  140,000
                                                        ------------------------

                   STOCKHOLDERS' EQUITY
   Common stock, no par value, authorized 10,000,000
     shares; 2,865,200 at April 30, 1997 issued and
     outstanding.  (note 2)                                             191,112
   Preferred stock, no par value, authorized 1,000,000
     shares; 0 shares issued and outstanding. (note 2)                        0
   Deficit accumulated in the development stage                        (196,552)
                                                        ------------------------
 Total Stockholders' Equity                                              (5,440)
                                                        ------------------------
 Total Liabilities and Stockholders' Equity        $                    134,560
                                                        ========================

     The accompanying notes are an integral part of the financial statements

                                 InterBet, Inc.
                        (A development stage enterprise)
                             Statement of Operations
                     Period since inception ended April 30,

                                                                      1997
REVENUE
Revenue                                                      $                0
                                                                 ---------------
  Total revenue                                                               0

COST OF SALES                                                                 0
                                                                 ---------------
   Gross profit/(loss)                                                        0
                           EXPENSES
Advertising and marketing                                                   475
Consultants                                                             191,112
Office expenses                                                           4,965
Miscellaneous                                                                 0
                                                                 ---------------
  Total expenses                                                        196,552
                                                                 ---------------
Net loss before tax benefit                                            (196,552)
                                                                 ---------------
Income tax benefit (note 3)                                                   0
                                                                 ---------------
Net loss                                                      $        (196,552)
                                                                 ===============
Weighted average number of
  shares outstanding                                                  2,865,200
                                                                 ===============
Net loss per share                                            $           (0.07)
                                                                 ====




    The accompanying notes are an integral part of the financial statements.

                                 InterBet, Inc.
                        (A development stage enterprise)
                        Statement of Stockholder's Equity

                               Shares of                                                              Total
                               Common             Common         Preferred      Accumulated           Stockholders'
                               Stock              Stock          Stock          Deficit               Equity

BALANCE, June
   10, 1996                            0    $             0               0                     0                   0

Capital investment:
  June 1996 - founders         2,865,200            191,112               0                     0             191,112

Net loss                               0                  0               0              (196,552)           (196,552)
                            -------------      -------------   -------------    ------------------   -----------------

BALANCE, April
   30, 1997                    2,780,000    $       191,112               0              (196,552)             (5,440)
                            =============      =============   =============    ==================   =================











    The accompanying notes are an integral part of the financial statements.

                                 InterBet, Inc.
                        (A development stage enterprise)
                             Statement of Cash Flows
                     Period since inception ended April 30,

                                                                       1997
CASH FLOWS FROM DEVELOPMENT ACTIVITIES:
Net loss                                                       $       (196,552)
Adjustments to reconcile net loss to net
  cash used for operating activities:
 Stock  issued  for  services                                           191,112
Changes  in  operating   assets  and liabilities:
 (Increase) decrease in note payable proceeds receivable               (130,900)
                                                                  --------------
Net cash used for development activities                               (136,340)
                                                                  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
None

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable issued for cash                                           140,000
                                                                  --------------
Net cash provided by financing activities                               140,000
                                                                  --------------

Increase (decrease) increase in cash                                      3,660

CASH, beginning of period                                                     0
                                                                  --------------

CASH, end of period                                           $           3,660
                                                                  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash                                         $               0
                                                                  ==============


    The accompanying notes are an integral part of the financial statements.

                                 InterBet, Inc.
                        (A development stage enterprise)
                          Notes to Financial Statements

(1) Summary of significant accounting policies
     The Company InterBet, Inc. was incorporated on June 10, 1996 in Nevada and conducts business from its headquarters in Walnut Creek, California.

         The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the statements of financial condition and revenues and expenses for the years then ended. Actual results could differ significantly from those estimates. The following summarize the more significant accounting and reporting policies and practices of the
         Company:

     a)  Fixed  assets  Fixed  assets  are  expected  to be  recorded  at  cost.
         Depreciation will computed by the straight-line method over the estimated useful lives of the assets, generally three or five years. Expenditures for maintenance and repairs will be charged to operations as incurred.

     b) Notes payable The Company issued notes payable in exchange for cash. The long term debentures carry a stated rate of 12% and mature on August 15, 2001. The interest is payable semi-annually commencing nine months after full subscription amounting to $5 million. The balance outstanding at April 30, 1997 is $140,000. The debentures currently outstanding are convertible into 39,206 shares of the Company's common stock at the descretion of the debenture holders. The debentures will automatically convert to shares of common stock if the Company completes an initial public offering which nets the Company at least $9.8 million and is priced at $7 per share or more; or if the Company's common stock is listed on a national stock exchange, or is listed on NASDAQ with a minimum bid/ask price of $7 per share and has a public float of at least 1 million shares.

     c) Net loss per share Net loss per share is computed by dividing the net loss by the number of shares outstanding during the period.

(2) Stockholders' equity The Company has authorized 10,000,000 shares of no par value common stock and 1,000,000 shares of no par preferred stock. In June 1996, the Company issued 2,865,200 shares of common stock in exchange for services previously provided to the Company valued at $191,112. In conjunction with the issuance of the debentures, the Company has issued 7,840 warrants convertible into 7,840 shares of the Company's common stock.

(3) Income taxes The amount recorded as deferred income tax asset at April 30, 1997, $78,600, represents the amount of tax benefit of loss carry-forwards. The Company has established a $78,600 valuation allowance against this asset, as the Company has no history of profitable operations. At April 30, 1997, the Company has a net operating loss carry-forward for income tax purposes of approximately $196,552, expiring in 2012.

(4) License agreements In July 1996, the Company entered into a license agreement with the Thlopthlocco Tribal Town Business Committee, (Tribe). In this agreement the Company agreed to contract with ElasticMEDIA Inc. to develop, maintain and oversee the implementation of the software and hardware configuration of the Internet, or World Wide Web, (WWW), aspects of the on-line bingo operations. The net profits of the on-line bingo operation are to be shared 40% to the Company and 60% to the Tribe. The Company is required to pay royalties to the ElasticMEDIA quarterly based on gross sales. The royalty percentages are: 3% of the first $1 million; 2% of the next $4 million; 1.75% of the next $5 million and 1.5% of all revenues over $10 million. This agreement is unilaterally cancellable with written notice by either party should the royalty payments due the Company are less than $25,000 in any year after the second anniversary date of the agreement.